Exhibit 99.1

Ocean Power Technologies Provides Update to Previously Announced Preliminary Fiscal 2026 Financial Results

MONROE TOWNSHIP, N.J., August 19, 2026 – Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a leader in maritime operational infrastructure, autonomous ocean systems, and AI-enabled maritime intelligence solutions, today provided an update to the preliminary financial results previously announced on July 23, 2026.

Following completion of additional audit procedures and consultation with the National Office of the Company’s independent registered public accounting firm, the Company revised its accounting treatment with respect to certain revenue, costs and other accounting matters identified in connection with the completion of the audit. As a result, certain previously reported preliminary financial results have been updated.

The revisions for the fiscal year ended April 30, 2026 decrease revenue by approximately $0.4 million from $4.1 million to $3.7 million, decreased gross loss by approximately $2.2 million, from the previously reported gross loss of $8.1 million to $5.9 million, and decreased operating loss by approximately $1.5 million for the same period. The revisions also increased net loss by approximately $5.2 million, from approximately $43.7 million to $48.9 million. Net loss for the fiscal year ended April 30, 2025 also increased by approximately $3.0 million due to the recognition of a loss on changes in fair value of a financial instrument.

Importantly:

●	The revisions result from changes in accounting treatment and do not reflect changes in the Company’s underlying business activities.
●	The revisions have no impact on the Company’s cash or cash flows.
●	The revisions do not change the terms of the Company’s customer contracts or the Company’s contractual rights and obligations.

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

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Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties.. Except as may be required by applicable law, the Company undertakes no, and expressly disclaims any, obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, circumstances or otherwise after the date of this press release, and you are cautioned not to rely upon them unduly.

Financial Tables Follow

Additional information may be found in the Company’s Annual Report on Form 10-K that will be filed with the U.S. Securities and Exchange Commission. The Form 10-K is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	April 30, 2026	April 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$8,719	$6,715
Restricted cash, short-term	154	—
Accounts receivable, net	587	1,191
Contract assets	590	1,088
Inventory	3,190	4,222
Other current assets	2,648	400
Total current assets	$15,888	$13,616
Property and equipment, net	10,255	3,444
Intangibles, net	3,357	3,490
Right-of-use assets, net	1,886	1,552
Restricted cash, long-term	—	154
Goodwill	8,537	8,537
Total assets	$39,923	$30,793
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,366	$568
Earn out payable	150	300
Convertible notes payable (Note 13)	10,428	—
Accrued expenses	4,232	1,271
Contract liabilities, current	6,029	—
Right-of-use liabilities, current portion	1,202	1,150
Total current liabilities	$26,407	$3,289
Deferred tax liability	203	203
Right-of-use liabilities, less current portion	837	649
Total liabilities	$27,447	$4,141
Commitments and contingencies (Note 15)
Shareholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	$—	$—
Common stock, $0.001 par value; authorized 400,000,000 and 300,000,000 shares, respectively, issued 231,145,998 and 172,050,563 shares, respectively, and outstanding 228,460,085 and 171,263,086 shares, respectively	231	172
Treasury stock, at cost; 2,685,913 and 787,477 shares, respectively	(1,825)	(1,018)
Additional paid-in capital	395,031	359,544
Accumulated deficit	(380,961)	(332,046)
Accumulated other comprehensive loss	—	—
Total shareholders’ equity	12,476	26,652
Total liabilities and shareholders’ equity	$39,923	$30,793

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Fiscal year ended April 30,
	2026	2025
Product & service revenue	$3,098	$5,408
Lease revenue	639	453
Total revenue	3,737	5,861
Cost of revenue	9,658	4,201
Gross margin	(5,921)	1,660
Operating expenses	32,442	23,346
Operating loss	$(38,363)	$(21,686)
Interest (expense)/income, net	(2,785)	47
Other expense	(878)	(23)
Change in fair value of financial instrument	(5,690)	(2,956)
Loss on extinguishment of debt	(1,186)	(838)
Foreign exchange loss	(13)	(45)
Loss before income taxes	$(48,915)	$(25,500)
Income tax benefit	—	1,034
Net loss	$(48,915)	$(24,466)
Basic and diluted net loss per share	$(0.25)	$(0.19)
Weighted average shares used to compute basic and diluted net loss per share	194,349,416	126,913,998

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OCEAN POWER TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal year ended April 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(48.915)	$(24,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss	—	45
Depreciation of fixed assets	895	771
Amortization of intangible assets	133	132
Amortization of right-of-use assets	942	853
Amortization of debt issuance costs	595	—
Share-based compensation	9,488	4,603
Change in fair value of financial instrument	5,690	2,956
Loss on extinguishment of debt	1,186	838
Loss on disposal of property and equipment	—	111
Non-cash interest settled through share conversions	1,495	—
Impairment of fixed assets	838	—
Credit loss expense	933	100
Inventory net realizable value adjustment	745	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(328)	(395)
Contract assets	498	(1,070)
Inventory	(4,249)	130
Other assets	(2,323)	1,347
Accounts payable	3,799	(2,798)
Accrued expenses	2,961	(515)
Earn out payable	(150)	(200)
Right-of-use liabilities	(1,036)	(773)
Contract liabilities	6,029	(302)
Net cash used in operating activities	$(20,775)	$(18,634)
Cash flows from investing activities:
Purchases of property and equipment	(4,008)	(505)
Net cash used in investing activities	$(4,008)	$(505)
Cash flows from financing activities:
Cash paid for tax withholding related to shares withheld	$(807)	$(649)
Payment of debt issuance costs	(524)	—
Proceeds from convertible notes	26,500	3,173
Payment on convertible notes	(5,974)	—
Proceeds from issuance of common stock - At The Market offering, net of issuance costs	7,592	17,729
Proceeds from issuance of common stock - Capital Raise, net of issuance costs	—	2,450
Net cash provided by financing activities	$26,787	$22,703
Net increase in cash, cash equivalents and restricted cash	$2,004	$3,564
Cash, cash equivalents and restricted cash, beginning of year	6,869	3,305
Cash, cash equivalents and restricted cash, end of year	$8,873	$6,869

Supplemental disclosure of noncash investing and financing activities:
Common stock issued related to bonus and earnout payments	$—	$630
Common stock issued related to conversion of convertible debt	18,432	2,956
Operating right of use asset obtained in exchange for operating lease liability	$1,276	$—

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